Dryden Small-Cap Core Equity Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								December 27, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Small-Cap Core Equity Fund, Inc.
 File No. 811-08167


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for Dryden Small-Cap Core Equity Fund, Inc. for the fiscal year ended October 31, 2005. The Form N-SAR was filed using the EDGAR system.



Very truly yours,


							/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of December 2005.







Dryden Small-Cap Core Equity Fund, Inc.





Witness: /s/ Paul R. Hymas				By:/s/ Jonathan D. Shain
   Paul R. Hymas	  	      		         Jonathan D. Shain
   					                    Assistant Secretary